
             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON      , 1997
                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                   CYBERONICS, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                           76-0236465
    ------------------------        ------------------------------
    (STATE OF INCORPORATION)      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              17448 HIGHWAY 3, STE.  100
                              WEBSTER, TEXAS 77598-4135
                          ---------------------------------
      (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 --------------------

                       CYBERONICS, INC. 1996 STOCK OPTION PLAN

                               (FULL TITLE OF THE PLAN)

                                 --------------------


                                  JOHN K.  BAKEWELL
                                   CYBERONICS, INC.
                              17448 HIGHWAY 3, STE.  100
                              WEBSTER, TEXAS 77598-4135
                                    (281) 332-1375
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                      COPIES TO:
                               KENNETH M. SIEGEL, ESQ.
                           WILSON SONSINI GOODRICH & ROSATI
                               PROFESSIONAL CORPORATION
                                  650 PAGE MILL ROAD
                                 PALO ALTO, CA 94306
                                    (415) 493-9300


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                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

                                                  Proposed             Proposed
Title of                                          Maximum              Maximum
Securities                         Amount         Offering             Aggregate
To Be                               To Be          Price               Offering          Amount of
Registered                        Registered     Per Share (1)          Price         Registration Fee
--------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value       1,000,000      $12.5475           $12,547,500        $3,803

--------------------------------------------------------------------------------------------------------

(1) Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), and in part pursuant to Rule 457(c) under the Act. With respect to 180,000 shares subject to outstanding options to purchase Common Stock under the Plan, the Proposed Maximum Offering Price Per Share is equal to the exercise price per share of $6.50 pursuant to Rule 457(h). With respect to 820,000 shares of Common Stock available for future grant under the Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price is the average between the high and low price reported in the Nasdaq National Market on August 13, 1997, which average was $13.875. The Proposed Maximum Offering Price Per Share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

    This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1996 Stock Option Plan (the "Plan"). The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (Commission File No. 333-19785) is incorporated herein by reference.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission:

         The description of Registrant's Preferred Share Purchase Rights contained in Registrant's registration statement on Form 8-A filed on March 6, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

Item 8.  EXHIBITS.

         Exhibit
         Number              Document
         --------            --------

         4.1       Cyberonics, Inc. 1996 Stock Option Plan, as amended.
         5.1       Opinion of Wilson Sonsini Goodrich & Rosati, a
                   Professional Corporation.
         23.1      Consent of Independent Auditors.
         23.2      Consent of Counsel (contained in Exhibit 5.1).
         24.1      Power of Attorney (see page II-2).


                                     II-1-


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cyberonics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Webster, State of Texas, on this 15th day of August, 1997.

                             CYBERONICS, INC.


                             By:  /s/  Robert P. Cummins
                                  ---------------------------
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Reese S. Terry, Jr. and John K. Bakewell, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration
Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


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

         SIGNATURE                                    TITLE                                        DATE
-------------------------------   ---------------------------------------------------    --------------------
    /s/ REESE S. TERRY            Chairman of the Board and Executive Vice President          August 15, 1997
  --------------------------
        Reese S. Terry

    /s/ ROBERT P. CUMMINS         President,Chief Executive Officer and Director              August 15, 1997
  --------------------------      (Principal Executive Officer)
        Robert P. Cummins


                                  Vice President, Finance and Administration and Chief        August 15, 1997
                                  Financial Officer (Principal Financial and Accounting
    /s/ JOHN K. BAKEWELL          Officer)
  --------------------------
        John K. Bakewell


    /s/ STANLEY H. APPEL          Director                                                    August 15, 1997
  --------------------------
        Stenley H. Appel


    /s/  TONY COELHO              Director                                                    August 15, 1997
  --------------------------
        Tony Coelho


    /s/ THOMAS A. DUERDEN         Director                                                    August 15, 1997
  --------------------------
        Thomas A. Duerden


    /s/  MICHAEL J. STRAUSS       Director                                                    August 15, 1997
  --------------------------
        Michael J. Strauss


                               INDEX TO EXHIBITS


Exhibit
Number                            Exhibit
-------                           -------

4.1        Cyberonics, Inc. 1996 Stock Option Plan, as amended
5.1        Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
           Corporation
23.1       Consent of Independent Public Accountants
23.2       Consent of Counsel (included in Exhibit 5.1)
24.1       Power of Attorney (see page II-2)